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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 2, 2006

                               ERF WIRELESS, INC.
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              (Exact name of registrant as specified in its charter


          Nevada                     000-27467                  76-0196431
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(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


         2911 SOUTH SHORE BOULEVARD, SUITE 100, LEAGUE CITY, TEXAS 77573
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (281) 538-2101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On October 2, 2006, ERF Wireless, Inc. ("ERFW") entered into a definitive agreement to acquire assets from NetYeti, Inc., (dba 36db.com), a wireless broadband division of PCCare Incorporated based in Lake Jackson, Texas, ("36db.com") and filed a Form 8-K dated October 6, 2006, to disclose the terms and conditions of the definitive agreement.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On October 17, 2006, ERFW completed the purchase of assets from NetYeti, Inc. and executed an Amended and Restated Asset Purchase Agreement with NetYeti, the Seller, dated October 16, 2006. The assets purchased include all the current customer base and Motorola Canopy wireless broadband equipment comprising the network that covers approximately 1,500 square miles in a geographic area adjacent to the Houston metropolitan area. ERFW's plan is to integrate the assets into the ERF Wireless Bundled Services, Inc. subsidiary.

         The amended and restated agreement requires ERFW to pay NetYeti, Inc., an initial payment of $300,000 in ERFW restricted common stock(750,000 shares), incur a payment obligation to NetYeti, Inc., in the amount of $25,000 at a 6% interest rate with 24 monthly payments in the amount of $1,108.02 beginning on November 16, 2006, to cover certain liabilities being retained by the Seller or Sellers principals, assume certain liabilities including leases payable to the CPE financier totaling $29,392.96; and an earnout to be calculated as follows:

     1. One (1) times Gross Revenue Incremental Growth of 36db for the time period after closing until December 31, 2006; plus

     2. One (1) times Gross Revenue Incremental Growth of 36db for the calendar year ending December 31, 2007; plus

     3. One (1) times Gross Revenue Incremental Growth of 36db for the calendar year ending December 31, 2008.

A copy of the Amended and Restated Asset Purchase Agreement and ERFW's press release announcing the closing of the acquisition of 36db.com are included as exhibits to this report.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         As more fully described in Item 2.01, the Company issued 750,000 shares of common stock to NetYeti as partial consideration for the acquisition. The offers and sales were made without registration under the Act, or the securities laws of Texas, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.

         The Company issued debt since the July 1, 2006, until the date hereof in the principal amount of $150,000, which is convertible into an amount of shares of common stock based on the 20-day trailing average closing common stock price. If all the debt was to convert as of October 19, 2006, it would result in 277,778 shares of restricted common stock being issued. Additionally, the Company is obligated to issue to holders who convert debt three-year warrants to purchase a like number of shares of common stock at $5.00 per share. Debt conversions resulting in 43,860 restricted common shares and three-year warrants to purchase a like number of shares have already been issued in this period. The Company received net proceeds of $135,000 from the private placement, after paying $15,000 in commissions in connection with the debt placement. The offers and sales were made without registration under the Act or the securities laws of certain states, in reliance on the exemptions provided by
Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.




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         In September 2006, the company paid the remaining principal balance on the note resulting from the acquisition of SkyVue by issuing 840,000 shares of common stock, of which 810,000 shares were restricted common stock. An additional 250,000 shares of restricted common stock were issued as a settlement for the earnout provisions of the SkyVue acquisition and carry an additional restriction precluding the transfer, assignment, disposition or hypothecation of the shares until after April 12, 2008.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

Exhibit 10.19 Amended and Restated Asset Purchase Agreement dated October 16, 2006, between ERF Wireless, Inc., a Nevada corporation, ERF Wireless Bundled Services, Inc., a Texas corporation, and NetYeti, Inc., a Texas corporation.

Exhibit 99.1 Press release dated October 19, 2005 announcing the completion of the Amended and Restated Asset Purchase Agreement to acquire virtually all of the Assets of NetYeti, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        October 20, 2006

                                        /S/ DR. H. DEAN CUBLEY
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                                        Dr. H. Dean Cubley
                                        CHIEF EXECUTIVE OFFICER